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                           MASTER AMENDED AND RESTATED


                                     BY-LAWS


                                       OF


          THE TRUSTS IDENTIFIED ON APPENDIX A HERETO [CLOSED-END FUNDS]


                         DECEMBER 18, 2007, AS REVISED:

                   December 16, 2008 (Article III; Section 5)
           November 1, 2014 (Article VI: Sections 1, 2, 3, 13 and 14)
                          April 27, 2016 (Article XII)
                   May 2, 2016 (Article XIV: Sections 1 and 2)





























                          AMENDED AND RESTATED BY-LAWS

                                       OF

                   THE TRUSTS IDENTIFIED ON APPENDIX A HERETO




                                   ARTICLE I

                                   DEFINITIONS

        The terms "Commission", "Declaration", "Distributor", "Interested Person", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meanings given them in the Amended and Restated Declaration of Trust of the Trusts identified on Appendix A hereto. References to a "Trust" mean each Trust severally and not jointly. These By-Laws shall be subject to the Declaration for all purposes.


                                   ARTICLE II

                                     OFFICES

        SECTION 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.


      SECTION 2. OTHER OFFICES. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.


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                                  ARTICLE III

                                  SHAREHOLDERS

        SECTION 1. MEETINGS. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders may be called at any time by a majority of the Trustees. Meetings of the Shareholders for the purpose of considering the removal of a person serving as Trustee shall be called by the Trustees if they are requested in writing to do so by Shareholders holding in the aggregate Shares representing not less than ten percent (10%) of the voting power of the outstanding Shares of the Trust having voting rights. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

        SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least (ten) 10 days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the meeting was mailed or sent. Notwithstanding the foregoing, if either the President or Clerk of the Trust, or in the absence or unavailability of the President and the Clerk, any officer of the Trust, determines that as a result of force majeure or an act of God or war, the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      SECTION 3. RECORD DATE FOR MEETINGS. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

      SECTION 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Trust as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share (and a proxy shall be valid if executed by any one of them), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

      SECTION 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law, Shares representing thirty percent (30%) of the voting power of the outstanding Shares entitled to vote shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, then Shares representing 30 percent (unless a larger quorum is required as specified above) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, Shareholders entitled to cast votes representing 30 percent of the voting power of the outstanding Shares entitled to vote present in person or by proxy, or, where any provision of law, the Declaration or these By- laws requires that holders of any series or class shall vote as a series or class, Shareholders entitled to cast votes representing 30 percent of the voting power of the outstanding Shares of that series or class entitled to vote present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Only Shareholders of record shall be entitled to vote on any matter.

      SECTION 6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

      SECTION 7. ACTION WITHOUT MEETING. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      SECTION 8. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER PROPOSALS.

(a)As used in this Section 8, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Article III Section 1 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

(b)The matters proposed by Shareholders to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section
8. Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise considered unless in accordance with the procedures set forth in this Section 8, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(c)For any matter to be properly before any annual meeting, the matter must be
(i) specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Article III Section 2 of these Bylaws or
(ii) brought before the meeting in the manner specified in this Section 8(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this
Section 8(c) is delivered to the Secretary.

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      In addition to any other requirements under applicable law and the
Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than ninety (90) days prior to the first anniversary date of the date on which the Trust first sent its proxy materials for the prior year's annual meeting; provided, however, with respect to the annual meeting to be held in the calendar years 2008 and 2009, the Shareholder Notice must be so delivered or mailed and so received on or before June 13, 2008 and May 1, 2009, respectively; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

      Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a),
(d), (e) and
(f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 8(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of

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the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

      Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed;
(viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders.
As used in this Section 8, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(d)For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Article III Section 2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 8(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

(e)For purposes of this Section 8, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

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(f)In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 8.

(g)The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 8 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

(h)Notwithstanding anything to the contrary in this Section 8 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 8 shall be construed as creating any implication or presumption as to the requirements of federal law.


                                   ARTICLE IV

                                    TRUSTEES

      SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chair of the Trustees or by any one of the Trustees at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or the Clerk or an Assistant Clerk or by the officer, Chair of the Trustees or other Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Trustee at his usual or last known business or residence address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Except as provided by law the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated  by the  Trustees  at  the  meeting.

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Participation  in  a telephone conference meeting shall constitute presence in person at such meeting.

      SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.


                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

      SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chair of any such Committee. In the absence of such designation a Committee may elect its own Chair.


may:
SECTION 2. MEETING, QUORUM AND MANNER OF ACTING. The Trustees

(i)provide for stated meetings of any Committee;

(ii)specify the manner of calling and notice required for special meetings of any Committee;

(iii)specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee;

(iv)authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and



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(v)authorize  the  members  of  a Committee to meet  by  means  of  a  telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

      SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trust. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.


                                   ARTICLE VI

                       OFFICERS AND CHAIR OF THE TRUSTEES

      SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Clerk, who shall be elected by the Trustees. In addition, there shall be a Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust ("Independent Trustees"), and otherwise in accordance with rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time ("Rule 38a-1"). The Trustees may elect or appoint such other officers or agents of the Trust as the business of the Trust may require, including one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Clerks. The Trustees may delegate to any officer of the Trust or Committee the power to appoint any subordinate officers or agents. In addition, there shall be an office of Chair of the Trustees, which shall serve on behalf of the Trustees, but shall not be an office of the Trust. The office of Chair of the Trustees may be held by more than one person. Any Chair of the Trustees shall be elected by a majority of the Trustees, including a majority of the Independent Trustees.

      SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the Chair of the Trustees, the President, the Treasurer, the Clerk and the Chief Compliance Officer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer of the Trust may be, but none need be, a Trustee or Shareholder. Any Chair of the Trustees shall be an Independent Trustee, shall not be an officer of the Trust and may be, but need not be, a Shareholder.

      SECTION 3. REMOVAL AND RESIGNATION. The Trustees, at any regular or special meeting of the Trustees, may remove any officer of the Trust with or without cause by a vote or consent of a majority of the Trustees, provided that any removal of the Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. The Trustees may at any time remove any Chair of the Trustees with or without cause by a vote or consent of a majority of the Trustees, including a majority of the Independent Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee (subject to the provisions of Rule 38a-1 in the case of the Chief Compliance Officer). Any officer of the Trust or Chair of the Trustees may resign at any time by written instrument signed by him and delivered to the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer of the Trust or Chair of the Trustees resigning or removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

SECTION 4. POWERS AND DUTIES OF THE CHAIR OF THE TRUSTEES. The powers and duties of the Chair of the Trustees shall include (i) calling meetings of the Trustees when deemed necessary, (ii) setting the agenda for meetings of the Trustees with input from officers of the Trust and, as necessary or appropriate, the Trust's Investment Adviser and other service providers,
(iii) presiding at all meetings of the Trustees, (iv) presiding at all meetings of Shareholders, except that the Chair of the Trustees may appoint the President or another officer of the Trust to preside at such meetings in place of the Chair of the Trustees, (v) acting as a liaison between the Board of Trustees and the Trust's officers, Investment Adviser and other service providers and (vi) exercising such other powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees, provided that the Chair of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chair of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's Investment Adviser and other service providers, as deemed necessary or appropriate. In the absence or disability of the Chair of the Trustees, a majority of the Trustees, including a majority of the Independent Trustees, shall appoint an Independent Trustee to perform the duties and exercise the powers of the Chair of the Trustees, provided that, unless and until such appointment is made, all of the Independent Trustees shall collectively perform such duties and exercise such powers.

      SECTION 5. POWERS AND DUTIES OF THE PRESIDENT. Subject to the control of the Trustees, the Chair of the Trustees and any Committees of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust, including the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall be the chief executive officer of the Trust. The President shall have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chair of the Trustees.

      SECTION 6. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

      SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      SECTION 8. POWERS AND DUTIES OF THE CLERK. The Clerk shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or the Secretary, if any, shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Trustees.

      SECTION 9. POWERS AND DUTIES OF THE SECRETARY. The Secretary, if any, shall keep the minutes of all meetings of the Trustees. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Trustees shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

SECTION 10. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

SECTION 11. POWERS AND DUTIES OF ASSISTANT CLERKS. In the absence or disability of the Clerk, any Assistant Clerk designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Clerk. The Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Trustees.

SECTION 12. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

SECTION   13.   POWERS   AND   DUTIES   OF   THE   CHIEF   COMPLIANCE
OFFICER. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees. The Chief Compliance Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

SECTION   14.   COMPENSATION   OF   OFFICERS   AND   TRUSTEES   AND
MEMBERS OF THE ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers of the Trust and Trustees (including the Chair of the Trustees) and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees, provided that any compensation of the Chief Compliance Officer shall be approved by a majority of the Trustees, including a majority of the Independent Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the Trust shall be as specified on Appendix A hereto, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.


                                    ARTICLE

                                    VIII SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

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
                          ARTICLE IX WAIVERS OF NOTICE

      Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.


                                    ARTICLE X

                           SALE OF SHARES OF THE TRUST

      The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property. The Shares, including additional Shares which may have been repurchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at a price less than the net asset value thereof (as defined in Article XI hereof) determined by or on behalf of the Trustees next after the sale is made or at some later time after such sale.

      No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets valued at not more than market value thereof in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.


                                   ARTICLE XI

                            NET ASSET VALUE OF SHARES

      The term "net asset value" per Share of any class or series of Shares shall mean: (i) the value of all assets of that series or class; (ii) less total liabilities of such series or class; (iii) divided by the number of Shares of such series or class outstanding, in each case at the time of

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
such determination, all as determine by or under the direction of the Trustees. Such value shall be determined on such days and at such time as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Trustees or a Committee thereof, provided, however, that the Trustees, without shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act, including use of the amortized cost method. The Trustees may delegate any powers and duties under this Article XI with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per share last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective. Determinations of net asset value made by the Trustees or their delegates in good faith shall be binding on all parties concerned.


                                  ARTICLE XII

                           DIVIDENDS AND DISTRIBUTIONS

      SECTION 1. LIMITATIONS ON DISTRIBUTIONS. The total of distributions to Shareholders of a particular series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees, be approximately equal to the sum of:

(i)the net income, exclusive of the profits or losses realized upon the sale of securities or other property, of such series or class for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares of such series or class issued or repurchased), but if the net income of such series or class exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of such series or class for the following fiscal year; and

(ii)in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property allocated or belonging to such series or class for such fiscal year; and

(iii)in the discretion of the Trustees, an additional amount from other Trust assets.

The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged

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
against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

      Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (ii) and/or clause (iii) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

SECTION 2. DISTRIBUTIONS PAYABLE IN CASH OR SHARES. The Trustees shall have power, to the fullest extent permitted by the laws of The Commonwealth of Massachusetts but subject to the limitation as to cash distributions imposed by Section 1 of this Article XII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder of any series or class (whether exercised before or after the declaration of the distribution) either in cash or in Shares of such series, provided that the sum of:

(i)the cash distribution actually paid to any Shareholder, and

(ii)the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after the election as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash.

In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather then Shares, or to take Shares with cash adjustment of fractions.

      The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined from time to time by the Trustees be reinvested in additional shares of the Trust rather than paid in cash, unless a shareholder who, after notification that his distributions will be reinvested in additional shares in accordance with the preceding phrase, elects to receive such distributions in cash. Where a shareholder has elected to receive distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, the Trustees, in their sole discretion, may cause the Trust to require that such Shareholder's distribution option be converted to having all distributions reinvested in additional shares.

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

      SECTION 3. STOCK DIVIDENDS. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of any series or class a "stock dividend" out of either authorized but unissued Shares of such series or class or treasury Shares of such series or class or both.


                                  ARTICLE XIII

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.

                                   ARTICLE XIV

                               CLAIMS AND DISPUTES

      SECTION 1. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Trust consents in writing to the selection of an alternative forum, (i) any action or proceeding brought by or on behalf of the Trust or any of the Trust's Shareholders, (ii) any action asserting a claim against the Trust (or a series thereof), or against any trustee, officer or other employee of the Trust, whether arising under federal law, the law of any state, or the law of a non-U.S. jurisdiction, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, the statutory or common law of the Commonwealth of Massachusetts, the Declaration or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration, these By-Laws, or any agreement on behalf of the Trust authorized thereunder, or (v) any action asserting a claim governed by the internal affairs doctrine (each, a "Covered Action") shall be brought in the state or federal courts located within the Commonwealth of Massachusetts. Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section.

If any Covered Action is filed in a court other than the state or federal courts of the Commonwealth of Massachusetts (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section (an "Enforcement Action") and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.

If any provision or provisions of this Section shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section (including, without limitation, each portion of any sentence of this Section containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

      SECTION 2. CLAIMS. As used herein, a "direct Shareholder claim" shall refer to (i) a claim based upon alleged violations of a Shareholder's individual rights independent of any harm to the Trust, including a Shareholder's voting rights under Article III, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any claim asserted by a Shareholder that is not a direct Shareholder claim, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a "derivative claim" as used herein.

       a. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust or any series or class thereof would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders.

Master Amended and Restated By-Laws, December 18, 2007

                                                                      APPENDIX A

----------------------------------------------
|                                   |FISCAL  |
|TRUST                              |YEAR END|
----------------------------------------------
|                                   |        |
|MFS Municipal Income Trust         |10/31   |
|MFS Multimarket Income Trust       |10/31   |
|MFS Government Markets Income Trust|11/30   |
|MFS Intermediate Income Trust      |10/31   |
|MFS Charter Income Trust           |11/30   |
|MFS Special Value Trust            |10/31   |
----------------------------------------------



Endnotes

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